Exhibit 10.3

AMENDED AND RESTATED

SECURITYHOLDERS AGREEMENT

by and among

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.

and the other HOLDERS that are parties hereto

DATED AS OF MARCH 5, 2007

-i-

This AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT dated as of March 5, 2007 (this “Agreement”), by and among MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC., a Delaware corporation (the “Company”), and the HOLDERS that are parties hereto.

WHEREAS, the Company and certain of its securityholders are parties to a Securityholders Agreement, dated as of December 3, 2006 (the “Original Agreement”) and such parties, together with other securityholders of the Company, desire to enter into this Agreement to amend and restate the Original Agreement.

WHEREAS, pursuant to that certain Stock and Asset Purchase Agreement, dated as of September 14, 2006, by and among General Electric Company, a New York corporation (“GE”), and the Company (the “SAPA”), the Company acquired the Business from GE.

WHEREAS, in connection with the completion of the transactions contemplated by the SAPA, the Holders each own or will own an equity interest (and in certain cases, securities convertible into or exchangeable for equity interests) in the Company at the Closing and may, from time to time thereafter, acquire additional equity interests (and in certain cases, securities convertible into or exchangeable for equity interests) in the Company.

WHEREAS, the shares of Common Stock issued to GE at the completion of the transactions contemplated by the SAPA (and subsequently transferred to the GE Holder) initially represented 10% of the outstanding Common Stock of the Company.

WHEREAS, each Holder deems it to be in the best interest of the Company and the Holders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Holders hereby set forth herein their agreement with respect to the Common Stock, Options and Warrants owned or to be acquired by them.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions. All capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the SAPA.

As used in this Agreement:

“Affiliate” means:

(a) In the case of a Person (other than an individual), another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the avoidance of doubt, any co-investment vehicle controlled by any member of the Apollo Group shall be deemed to be an Affiliate of the Apollo Group hereunder.

(b) In the case of an individual, (i) any member of the immediate family of such individual, including parents, siblings, spouse and children (including those by adoption)

and any other Person who lives in such individual’s household; the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual or one or more members of such immediate family and/or such individual’s lineal descendants; (ii) the legal representative or guardian of such individual or of any such immediate family member in the event such individual or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with such individual.

As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management VI, L.P. or its Affiliates, other than the Company and its Subsidiaries.

“Aggregate Tag-Along Shares” has the meaning given to such term in Section 2(a)(iii).

“Apollo VCOC Holder” shall mean Apollo Investment Fund VI, L.P.

“Apollo Group” means (a) AP Momentive Holdings LLC, (b) Apollo Investment Fund VI, L.P., and each of their respective Affiliates.

“Apollo Registration Request” has the meaning given to such term in Section 4(a).

“Applicable Preemptive Shares” has the meaning given to such term in Section 9(a).

“Articles” has the meaning given to such term in Section 7(a).

“Asset Sale” means any sale of assets of the Company, including the sale of all or substantially all of the assets of the Company, on a consolidated basis, to a Person or Group that is not included in the Apollo Group.

“Bankruptcy Event” means with respect to any Management Holder (i) such holder shall voluntarily be adjudicated as bankrupt or insolvent; (ii) such Holder shall consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (iii) such Holder shall voluntarily file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction (including foreign jurisdictions); (iv) such Holder shall make a general assignment for the benefit of his, her or its creditors; (v) a judgment shall have been made against such Management Holder in response to relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction (including foreign jurisdictions); or (vi) a court of competent jurisdiction shall have entered a petition, order, judgment or decree appointing a receiver or trustee for such Management Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive, so long as they are made in good faith.

“By-Laws” has the meaning given to such term in Section 7(a).

“Cause” means, with respect to the termination of employment of any Management Holder by the Company or any of its Subsidiaries: (i) if such Management Holder is at the time of termination a party to an Award Agreement (as defined in the Company’s 2006 Long Term Incentive Plan) under the Company’s 2006 Long Term Incentive Plan, the meaning given to such term therein; (ii) otherwise, if such Management Holder is at the time of termination a party to an employment, consulting or similar agreement with the Company or any of its Subsidiaries which defines such term, the meaning given to such term therein; and (iii) in all other cases, the termination by the Company or any of its Subsidiaries of a Management Holder’s employment based on such Management Holder’s (a) commission of a felony or a crime of moral turpitude; (b) commission of a willful and material act of dishonesty involving the Company or any of its Subsidiaries; (c) breach of the Company’s policies or procedures or those of its Subsidiaries that causes material harm to the Company or any of its Subsidiaries or its business reputation; (d) willful misconduct which causes material harm to the Company or any of its Subsidiaries or its business reputation; or (e) failure to cure a material breach of his obligations under any agreement entered into between the Management Holder and the Company or any of its Subsidiaries or Affiliates within 30 days after written notice of such breach.

“Common Stock” means the common stock of the Company, par value $.01 per share. As used in this Agreement, Common Stock shall include any shares of restricted stock or any restricted stock units granted to any Holders that may be settled in shares of Common Stock.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof.

“Competitor” means any Person who is a substantial competitor of the Company in any business in which the Company or any of its Subsidiaries is principally engaged from time to time, in any locale in which the Company or any of its Subsidiaries conducts, in a material respect, such business from time to time, provided, however, that if a member of the Apollo Group has previously sold shares of Common Stock to a Competitor, such Competitor shall no longer be deemed a Competitor; and provided further that no entity that is an Affiliate of GE that is in existence on the date hereof shall be deemed a Competitor; and provided further that no Affiliate of GE that comes into existence after the date hereof shall be deemed a Competitor unless the activities of that entity would violate Section 5.14 of the SAPA without regard to the time limitations set forth therein. All provisions in this Agreement that are related to sales to Competitors are subject to the terms of this definition.

“Control Disposition” means a Disposition that would have the effect of transferring to a Person or Group that is not an Affiliate of the Apollo Group or a portfolio company of any members of the Apollo Group, a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Common Stock) or the board of directors (or similar body) of any successor entity.

“Deemed Held Shares” has the meaning given to such term in Section 2(a)(ii).

“Demand Notice” has the meaning ascribed thereto in Section 4(a).

“Disability” means, with respect to each Management Holder, unless otherwise defined in such Management Holder’s Award Agreement under the Company’s 2006 Long Term Incentive Plan, that the Management Holder (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident, disability or health plan covering employees of the Company.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of the GE Holder or a Management Holder’s assets or (b) as a part of any reorganization of the GE Holder or a Management Holder pursuant to the United States, state, foreign or other bankruptcy law or other similar debtor relief laws.

“Drag-Along Option” has the meaning ascribed to such term in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to each share of Common Stock or other capital stock held by any GE Holder or Management Holder:

(a) With respect to any series or class of capital stock, the per share fair market value as reasonably determined in good faith by the Board in such manner as it deems appropriate.

(b) Notwithstanding anything to the contrary contained in clause (a) above, if any securities of the Company are publicly traded or quoted at the time of determination, then the per share fair market value of such securities shall be the most recent closing trading price, during regular trading hours, of such securities on the business day immediately prior to the date of determination as determined by the Board in good faith.

(c) Neither the Company nor any officer, director, employee or agent of the Company shall have any liability with respect to the valuation of such securities that are bought or sold at Fair Market Value determined in accordance with clause (a) as a result of the Fair Market Value, as so determined, being more or less than actual fair market value. Each of the Company and its officers, directors, employees and agents shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any Person as to matters which the Company or such officer, director, employee or agent reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company in determining such Fair Market Value.

(d) In the case of a Call Right provided pursuant to this agreement, Fair Market Value will be determined as of the date of exercise of the Call Right, as applicable, except (i) where provided otherwise in this agreement or (ii) if necessary to avoid liability accounting, Fair Market Value will be determined as of the date of the repurchase made pursuant to exercise of the Call Right.

“GE Designee” has the meaning ascribed to such term in Section7(a).

“GE Holder” means GE Capital Equity Investments, Inc., an indirect wholly owned subsidiary of GE.

“GE Registration Request” has the meaning ascribed to such term in Section 4(b).

“GE Representative” has the meaning set forth in Section 7(b).

“Good Reason” means with respect to the voluntary resignation of any Management Holder: (i) if the Management Holder is at the time of resignation a party to an Award Agreement pursuant to the Company’s 2006 Long-Term Incentive Plan which defines such term, the meaning given in the Award Agreement; and (ii) otherwise, if the Management Holder is at the time of resignation a party to an employment, consulting or similar agreement with the Company or any of its Subsidiaries which defines such term, the meaning given in such agreement.

“Group” shall have the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Holders” mean the holders of securities of the Company who are parties to this Agreement.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships of such Person.

“Indebtedness” means, with respect to any Person and without duplication, (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or similar instrument and any other obligation or liability represented by a note, bond, debenture or similar instrument, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States of America (“GAAP”) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, (f) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (g) all obligations of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, (h) all interest, fees and other expenses owed with respect to the indebtedness referred to above (and any prepayment penalties or fees or similar breakage costs or other fees and costs required to be paid in order for such Indebtedness to be satisfied and discharged in full), and (i) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Initial Notice” has the meaning ascribed to such term in Section 5(a).

“IRA” has the meaning ascribed to such term in Section 3(c)(iii).

“Management Holder” means Holders who are employed by, or serve as consultants to or directors of, the Company or any of its Subsidiaries.

“Maximum Number” has the meaning ascribed to such term in Section 2(a)(iii).

“Offer” has the meaning ascribed to such term in Section 3(b).

“Offeror” has the meaning ascribed to such term in Section 3(b).

“Options” means the options issued to certain Holders pursuant to the Company’s 2006 Long Term Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time, or any other options to purchase Common Stock issued by the Company.

“Original Cost” with respect to a share of Common Stock, means the original price paid by the Holder for such share of Common Stock, subject to appropriate adjustment for stock splits, stock dividends or other distributions, combinations and similar transactions.

“Original Shares” means, with respect to a Person, the shares of Common Stock owned by such Person immediately following the Closing.

“Other Holders” means the Management Holders, the GE Holder and any other Holder (other than the Apollo Group) that the Company deems to be an “Other Holder,” “Management Holder” or “GE Holder” in the Adoption Agreement that such Holder executes upon becoming a party to this Agreement.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration Rights” has the meaning ascribed to such term in Section 5(a).

“Proportionate Percentage” means, with respect to any Holder at the time of any Tag-Along Transaction, a fraction (expressed as a percentage) the numerator of which is the total number of shares of Common Stock held by such Holder as of such time (including any shares of Common Stock that such Holder intends to acquire pursuant to any Option or Warrant to be exercised in connection with the Tag-Along Transaction and any shares of Common Stock distributed to such Holder pursuant to any deferred compensation plan in connection with the Tag-Along Transaction) and the denominator of which is the total number of shares of Common Stock outstanding at the time of determination (including any shares of Common Stock that any securityholder of the Company intends to purchase or acquire pursuant to any Option, Warrant or other convertible or exercisable security in connection with the Tag-Along Transaction and any shares of Common Stock distributable to any securityholder of the Company pursuant to any deferred compensation plan in connection with the Tag-Along Transaction).

“Proxy” has the meaning ascribed to such term in Section 7(a).

“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company or any selling securityholders pursuant to an effective Registration Statement filed by the Company with the Securities and Exchange Commission (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $250,000,000.

“Registrable Securities” shall mean shares of Common Stock held by the Apollo Group, GE Holder or Management Holders; provided, that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such

Registration Statement, (b) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Request” has the meaning ascribed to such term in Section 4(c).

“Registration Statement” means a registration statement filed by the Company with the U.S. Securities and Exchange Commission.

“Repurchase Event” has the meaning ascribed to such term in Section 6(a)(iv).

“Sale Notice” has the meaning ascribed to such term in Section 2(a).

“SAPA” has the meaning ascribed to such term in the recitals to this Agreement.

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Senior Management Holder” shall mean each of the Management Holders listed on Schedule 1 hereto, which Schedule shall be updated from time to time to reflect additional Senior Management Holders with the consent of the Company, the Apollo Group and such Holder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall have the meaning ascribed thereto in the SAPA.

“Subject Employee” has the meaning ascribed to such term in Section 3(c)(iii).

“Tag-Along Holder” has the meaning ascribed to such term in Section 2(a).

“Tag-Along Notice” has the meaning ascribed to such term in Section 2(a).

“Tag-Along Transaction” has the meaning ascribed to such term in Section 2(a).

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

“Warrants” means the Warrants to acquire Common Stock acquired by GE (and subsequently transferred to the GE Holder) at the Closing pursuant to the terms of the SAPA.

Section 2. Certain Dispositions.

(a) Tag-Along Transaction.

(i) Subject to the provisions of Section 2(b), prior to the consummation of a Qualified Public Offering, if the Apollo Group desires to effect any sale or transfer of shares of Common Stock (other than (x) one or more sales or transfers of shares of Common Stock made within six (6) months following the date hereof of up to 25%, in the aggregate, of the Apollo Group’s Original Shares, to third party co-investors in which the Apollo Group will remain the controlling person with respect to such shares of Common Stock, or (y) any sales to an employee, consultant or director of the Company or any of its Subsidiaries in connection with the hiring of such person) to any third party other than an Affiliate of the Apollo Group, in one or a series of related transactions that represents at least 5% of its Original Shares (a “Tag-Along Transaction”), it shall give written notice to the Other Holders, offering them the option to participate in such Tag-Along Transaction (a “Sale Notice”). The Sale Notice shall set forth the material terms (including without limitation, the number of shares of Common Stock proposed to be sold, the price per share and the form of consideration if other than cash for which a sale is proposed to be made) of the proposed Tag-Along Transaction and identify the contemplated transferee and the Proportionate Percentage of each Other Holder.

(ii) Each of the Other Holders may, by written notice to the Company and the Apollo Group (a “Tag-Along Notice”) delivered within 15 (15) days after the date of the Sale Notice (each such Other Holder delivering such timely notice being a (“Tag-Along Holder”), elect to sell in such Tag-Along Transaction shares of Common Stock held by such Other Holder, provided that the number of shares of Common Stock to be sold by such Other Holder will not exceed such Other Holder’s Proportionate Percentage (as calculated pursuant to subsection (iii) below) of the total number of shares of Common Stock that the Apollo Group proposes to sell or transfer in the applicable Tag-Along Transaction. The shares of Common Stock to be sold by a Tag-Along Holder in a Tag-Along Transaction may include shares of Common Stock (x) to be distributed to such Tag-Along Holder in connection with such Tag-Along Transaction from any deferred compensation plan or (y) which such Tag-Along Holder may obtain by exercising any Options or Warrants held by such Tag-Along Holder that are vested as of the date of such Tag-Along Notice or that would vest in connection with such Tag-Along Transaction (collectively, the “Deemed Held Shares”). For purposes of Section 2(b) below, “Deemed Held Shares” shall have a correlative meaning.

(iii) If none of the Other Holders delivers a timely Tag-Along Notice, then the Apollo Group may thereafter consummate the Tag-Along Transaction, on substantially the same terms and conditions as are described in the Sale Notice (but as to price, the terms shall be exactly the same or less favorable to the Apollo Group), for a period of one hundred twenty (120) days thereafter (subject to extension in the event of required regulatory approvals not having been obtained by such date but in no event later than two hundred and seventy (270) days after receipt of the Tag-Along Notice). In the event the Apollo Group has not consummated the Tag-Along Transaction within such one hundred twenty (120) day period (subject to extension as provided above), the Apollo Group shall not thereafter consummate a Tag-Along Transaction, without first providing another Sale Notice and another opportunity to the Other Holders to sell in the manner provided above. If one or more of the Other Holders gives the Apollo Group a timely Tag-Along Notice, then the Apollo Group shall use reasonable efforts to cause the prospective transferee or Group to agree to acquire all shares of Common Stock identified in all timely Tag-Along Notices, upon the same terms and conditions as are applicable to the shares of Common Stock held by the Apollo Group. If such prospective transferee is unable or unwilling to acquire all shares of Common Stock proposed to be included in the Tag-Along Transaction upon such terms, then the Apollo Group may elect either to cancel such Tag-Along Transaction or to allocate the maximum number of shares of Common Stock that such prospective transferee is willing to purchase (the “Maximum Number”) among the Apollo Group and the Tag-Along Holders in the proportion that each such Tag-Along Holder’s and the Apollo Group’s Proportionate Percentage bears to the total Proportionate Percentages of the Apollo Group and the Tag-Along Holders (e.g., if the Sale Notice contemplates a sale by the Apollo Group of 25% of the number of shares of Common Stock outstanding and if the Maximum Number is 25% of the number of shares of Common Stock outstanding, and if the Apollo Group at such time owns a 30% Proportionate Percentage and one Tag-Along Holder who owns a 20% Proportionate Percentage elects to participate with respect to all of its shares of Common Stock, then the Apollo Group would be entitled to sell a number of shares of Common Stock equal to 15% (30%/50% multiplied by the Maximum Number) and the Tag-Along Holder would be entitled to sell a number of shares of Common Stock equal to 10% (20%/50% multiplied by the Maximum Number). If, in the event of an allocation pursuant to the previous sentence, the number of shares sold by the Tag-Along Holders in the aggregate (the “Aggregate Tag-Along Shares”) is less than the aggregate amount allocated to the Tag-Along Holders pursuant to the previous sentence (because one or more of such Tag-Along Holders elected in its Tag-Along Notice to sell less than its full Proportionate Percentage), then the Apollo Group and any Tag-Along Holder who so wishes shall have the option to sell in the Tag-Along Transaction its pro rata share of the unallocated balance. In connection with the Tag-Along Transaction, each Tag-Along Holder shall take the actions referred to in the second sentence of Section 2(b)(ii) (as such actions would relate to a Tag-Along Transaction).

(b) Drag-Along Option.

(i) If the Apollo Group desires to effect a sale or transfer of 20% or more of its Original Shares prior to the consummation of a Qualified Public Offering (other than in a transaction described in Section 2(a)(i)(x) hereof), then in lieu of complying with the requirements of Section 2(a), the Apollo Group at its option may require all Other Holders to sell the same percentage of their shares of Common Stock (including their Deemed Held Shares) as the Apollo Group desires to sell to the transferee selected by the Apollo Group in a bona-fide arms-length transaction, at the same price per share and on the same terms and conditions as apply to those shares of Common Stock sold by the Apollo Group (the “Drag-Along Option”); provided, however, that the Other Holders shall not be obligated to make any out-of-pocket expenditures prior to the consummation of the sale or transfer (excluding modest expenditures for postage, copies and other similar expenses). The foregoing right shall not limit the rights that the GE Holder may have under Delaware law as a stockholder in the Company, nor any other rights GE or its Affiliates may otherwise have, including as a limited partner in any affiliate of the Apollo Group, nor shall it limit any of the fiduciary duties of the Board.

(ii) The Apollo Group shall provide written notice of an exercise of the Drag-Along Option to the Other Holders (a “Drag-Along Sale Notice”), for the proposed transaction (the “Drag-Along Sale”). The Drag-Along Sale Notice shall identify the transferee and the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale.

(iii) The Apollo Group shall have a period of one hundred twenty (120) days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on substantially the same terms and conditions set forth in such Drag-Along Sale Notice; provided, that if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than two hundred and seventy (270) days after the date of receipt of the Drag-Along Sale Notice.

(iv) Each Holder shall consent to and raise no objections against the Drag-Along Option, and if the Drag-Along Option is structured as (A) a merger or consolidation of the Company or an Asset Sale, each Holder shall waive any dissenters rights, appraisal rights or similar rights such Holder may have in connection with such merger, consolidation or Asset Sale, or (B) a sale of all the capital stock of the Company, the Holders shall agree to sell all their shares of Common Stock that are the subject of the Drag-Along Option (including their Deemed Held Shares). The Holders shall take all necessary and desirable actions reasonably requested by the Apollo Group in connection with the consummation of the Drag-Along Option, including obtaining Board consent to the Drag-Along Option (subject to applicable fiduciary duties) and the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary to provide customary representations, warranties, and indemnities as are customarily provided in a sale transaction (provided that (i) the proportionate liability of a Holder under any such indemnity shall not exceed the proportion that the shares being sold by such Holder in the Drag-Along transaction bears to the total number of shares being sold by all Holders in such transaction, except with respect to any indemnity that applies solely with respect to such Holder, such as an indemnity with respect to the title to such Holder’s shares, (ii) each Holder’s obligation to indemnify shall be several and not joint, and (iii) no Holder shall be required to incur liability under such indemnity in excess of the proceeds received by such Holder in such sale), as well as escrow arrangements relating to such Drag-Along Option. It is agreed and understood that the Apollo Group may exercise more than one Drag-Along Option.

(v) The Company and each Holder shall cooperate in causing any Deemed Held Shares of such Holder that are ultimately included in a Drag-Along Option to be delivered to such Holder immediately prior to the closing of such Drag-Along Option in order that such Holder may exercise his rights under Section 2(a) or that the Apollo Group may exercise its rights under Section 2(b), as the case may be.

(vi) No less than five (5) business days prior to the anticipated closing date, or at such later time as may be requested by Apollo, in connection with the sale of any shares of Common Stock (including any Deemed Held Shares) pursuant to Section 2(a) or this Section 2(b), the Holders shall deliver to Apollo or the Company, as requested, against payment of the purchase price therefor, certificates representing their shares of Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of the absence of liens, encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.

Section 3. Transfers; Additional Parties.

(a) Restrictions; Permitted Dispositions. Without the consent of the Company, no Other Holder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise except as expressly permitted by this Section 3. The preceding sentence shall apply with respect to all shares of Common Stock held at any time by an Other Holder (including without limitation, all Options and all shares of Common Stock that may be acquired upon the exercise of any Option or upon a distribution pursuant to any deferred compensation plan), regardless of the manner in which such Holder initially acquired such shares of Common Stock or Option; provided, however, that the Disposition of Warrants and Warrant Shares shall be solely governed by the terms of the Warrants. The following Dispositions shall not be prohibited by this Agreement (subject to Section 3(c) and Section 3(e)):

(i) any Disposition after a Qualified Public Offering (other than a Disposition by the GE Holder to a Competitor in a negotiated private transaction (i.e., not an Excluded Sale));

(ii) Dispositions by a Holder that is an individual to: (A) a guardian of the estate of such Holder; (B) an inter-vivos trust primarily for the benefit of such Holder; (C) an inter-vivos trust whose primary beneficiary is one or more of such Holder’s lineal descendants (including lineal descendants by adoption); (D) the spouse of such Holder during marriage and not incident to divorce; or (E) one or more of such Holder’s Affiliates;

(iii) Dispositions to a Holder that is an individual by: (A) a guardian of the estate of such Holder; (B) an inter-vivos trust whose primary beneficiary is such Holder or one or more of such Holder’s lineal descendants (including lineal descendants by adoption); (C) the spouse of such Holder during marriage and not incident to divorce; or (D) such Holder’s lineal descendants;

(iv) Dispositions by a Holder that is an individual to a trust established for the exclusive benefit of such Holder’s Immediate Family;

(v) any Disposition permitted pursuant to Section 2(a), Section 4 or Section 5 or required pursuant to Section 2(b);

(vi) Dispositions by the GE Holder to one or more controlled Affiliates of GE (provided that such transferee shall covenant to the Company and the Apollo

Group to transfer any such securities back to GE if at any time when a disposition to such transferee would be prohibited but for this clause (vi) such transferee ceases to be a controlled Affiliate of GE). In addition, the GE Holder covenants and agrees to transfer all shares of Common Stock (other than Warrants or Warrant Shares which shall be governed by the terms of the Warrants) owned beneficially or of record by the GE Holder back to GE if the GE Holder ceases to be a controlled Affiliate of GE; and

(vii) any Disposition after the Apollo Group has disposed of more than 90% of its Original Shares; provided, however, that the GE Holder may not make a Disposition to a Competitor other than pursuant to an Excluded Sale, provided, in the case of each subclause of this Section 3(a), that such Disposition complies with the applicable securities rules and regulations in effect at the time of the Disposition.

(b) Certain Dispositions by Management Holders. Notwithstanding anything to the contrary contained in clause (a) above, in the event of any transaction by a Management Holder involving a change of ownership interest or voting power of such Holder not specifically prohibited by this Section or otherwise authorized by clauses (i) through (vii) of Section 3(a), such transaction shall be deemed a Disposition by such Holder and an irrevocable “Offer”. Such Management Holder (“Offeror”) shall promptly notify the Company of such event and offer (the “Offer”), by written notice to the Company, to sell all securities subject to the Offer to the Company (and, if the Company declines the Offer, to the Apollo Group) for Fair Market Value. Offers under this Section 3(b) shall (i) be in writing; (ii) be irrevocable for so long as the Company or the Apollo Group has the right to purchase any securities subject to the Offer; (iii) be sent by the Offeror to the Company; and (iv) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) business days from receipt thereof (or, if no such written notice is delivered to the Company by the Management Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Apollo Group stating that all Common Stock and other securities of the Company registered in the name of such Management Holder are securities subject to an Offer pursuant to this Section 3(b). The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

(c) Additional Parties.

(i) As a condition to the Company’s issuance of shares of Common Stock in any transaction other than a Public Offering, or the Company’s obligation to effect a transfer of shares of Common Stock permitted by this Agreement on the books and records of the Company in a negotiated private transaction (other than Excluded Sales) (other than an issuance or a transfer to the Apollo Group or of any of the Apollo Group’s Affiliates, the Company or any Subsidiary of the Company), the transferee shall (and the recipient, if requested to by the Company, shall) be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

(ii) In the event that any Person acquires shares of Common Stock in a negotiated private transaction (i.e., excluding sales pursuant to a Public Offering or sales made pursuant to Rule 144 of the Securities Act that the seller has no reason to believe will (and where such seller has instructed that any broker or intermediary not cause sales that would to such broker’s or intermediary’s knowledge) result in the purchaser (together with its Affiliates) owning 5% or more of the outstanding Common Stock (“Excluded Sales”)) from: (i) an Other Holder or the GE Holder or any Affiliate or member of such Holder’s Group or (ii) any direct or indirect transferee of such Holder or such Holder’s Group; such Person shall be subject to any and all obligations and restrictions of such Other Holder hereunder (other than, at the option of the Company, the provisions of Section 9), as if such Person were such Holder named herein (except as otherwise provided in the Adoption Agreement executed by such Person and accepted by the Company). Additionally, if the restrictions specified in Section 3(d) are in effect, whenever a Management Holder or the GE Holder makes a transfer of shares of Common Stock in a negotiated private transaction (i.e., other than an Excluded Sale), such shares of Common Stock shall contain a legend so as to inform any transferee that such shares of Common Stock were held originally by a Management Holder or GE and, in the case of shares originally held by a Management Holder, are subject to repurchase pursuant to Section 6 below based on the employment of or events relating to such Management Holder. Such legend shall not be placed on any shares of Common Stock acquired from a Management Holder or the GE Holder by the Company, the Apollo Group or any of its Affiliates.

(iii) If any shares of Common Stock are acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its Subsidiaries (the “Subject Employee”), such IRA shall be deemed to be a Management Holder. Additionally, such Subject Employee shall be deemed to be a Management Holder and his or her IRA shall be deemed to have acquired all shares of Common Stock it holds from such Subject Employee pursuant to a transfer that is subject to Section 3(c)(ii) above.

(d) Securities Restrictions; Legends.

(i) No shares of Common Stock shall be transferable except upon the conditions specified in this Section 3(d), which conditions are intended to insure compliance with the provisions of the Securities Act.

(ii) Each certificate representing shares of Common Stock shall (unless otherwise permitted by the provisions of clause (iv) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION

THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SECURITYHOLDERS AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SECURITYHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(iii) The holder of any shares of Common Stock by acceptance thereof agrees, prior to any transfer of any such shares, to give written notice to the Company of such holder’s intention to affect such transfer and to comply in all other respects with the provisions of this Section 3(d). Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Subject to clause (iv) below, each certificate or other instrument evidencing any such transferred shares of Common Stock shall bear the legend set forth in clause (ii) above unless (1) the opinion of counsel referred to above states that such legend is not required or (2) the Company shall have waived the requirement of such legends.

(iv) Notwithstanding the foregoing provisions of this Section 3(d), the restrictions imposed by this Section 3(d) upon the transferability of any shares of Common Stock shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective Registration Statement, or (ii) after a Qualified Public Offering, the holder of such shares has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 3(d) shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in clause (ii) above and not containing any other reference to the restrictions imposed by this Section 3(d).

(e) Transfers by the GE Holder to Competitors. During such time as the restrictions on transfer set forth in Section 3(a) are applicable, the GE Holder may not directly or indirectly transfer its shares of Common Stock to any Competitor without the prior written consent of the Company in a negotiated private transaction (i.e., not an Excluded Sale, except that in the case of an Excluded Sale the GE Holder will not take affirmative steps to have such shares of Common Stock directly marketed or otherwise directed to a Competitor).

(f) Improper Dispositions. Any Disposition or attempted Disposition in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders.

Section 4. Demand Registration Rights.

(a) Subject to the provisions of this Section 4, at any time and from time to time after the date hereof, the Apollo Group may make one or more written requests (“Apollo Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of their shares of Common Stock; provided, however, that the value of the shares of Common Stock being requested to be registered with respect to any such Apollo Registration Request shall be no less than $50,000,000.

(b) Subject to the provisions of this Section 4, at any time after the consummation of a Qualified Public Offering, the GE Holder may make one or more written requests (each a “GE Registration Request”) to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of its shares of Common Stock; provided, however, that (i) the value of the shares of Common Stock being requested to be registered with respect to any such GE Registration Request shall be no less than $50,000,000 and (ii) GE Holder shall be permitted to make no more than two (2) GE Registration Requests; provided that if the GE Holder has exercised its two (2) GE Registration Requests, but because of cut-backs, the GE Holder has been unable to register shares of Common Stock equal to the aggregate value requested in such GE Registration Requests, the GE Holder shall be entitled to one (1) additional GE Registration Request.

(c) All Apollo Registration Requests and GE Registration Requests (each a “Registration Request”) made pursuant to this Section 4 will specify the aggregate amount of shares of Common Stock to be registered and will also specify the intended methods of disposition thereof (a “Demand Notice”). Subject to Section 4(d), promptly upon receipt of any such Demand Notice, the Company will use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Common Stock which the Company has been so requested to register within 180 days of such request (or within 120 days of such request in the case of a Registration Request after a Qualified Public Offering (subject to any lock-up restrictions)).

(d) If the Company receives a Registration Request and the Company furnishes to the party who submitted such request a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date such filing would otherwise be required hereunder. The Company shall not be permitted to take such action more than twice in any 360-day period. If the Company shall so postpone the filing of a Registration

Statement, the requesting party may withdraw its Registration Request by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement. In addition, if the Company receives a Registration Request and the Company is then in the process of preparing to engage in a Public Offering, the Company shall inform the party who submitted such request of the Company’s intent to engage in a Public Offering and may require such party to withdraw such Registration Request for a period of up to 120 days so that the Company may complete its Public Offering. In the event that the Company ceases to pursue such Public Offering, it shall promptly inform such requesting party and such requesting party shall be permitted to submit a new Registration Request. For the avoidance of doubt, such requesting party shall have the right to participate in the Company’s Public Offering as provided in Section 5.

(e) Registrations under this Section 4 shall be on such appropriate registration form of the Securities and Exchange Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the requesting party and (ii) as shall permit the disposition of such Common Stock in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under this Section 4 which is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(f) The Company shall use its best efforts to keep any Registration Statement filed in response to a Registration Request effective for as long as is necessary for the requesting party to dispose of the covered securities.

(g) In the case of an Underwritten Offering, the requesting party shall select the underwriters, provided such selection is reasonably acceptable to the Company and the Apollo Group for so long as the Apollo Group owns at least 35% of the outstanding shares of Common Stock.

(h) Prior to (or in) a Qualified Public Offering, GE shall be entitled to participate in any Apollo Registration Request on a pro rata basis, based on the relative percentage of shares of Common Stock owned by the Apollo Holder and GE Holder. Such participation shall be otherwise subject to the terms of Section 5.

Section 5. Piggyback Registration Rights.

(a) Participation. Subject to Section 5(b), if at any time after the consummation of a Qualified Public Offering (or prior to the consummation of a Qualified Public Offering with the Company’s consent), the Company proposes to file a Registration Statement, whether on its own behalf or on behalf of another Securityholder (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of debt securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) with respect to an offering (for its own account or otherwise, and including any registration pursuant to Section 4 other than the initial

Qualified Public Offering) that includes any shares of Common Stock, then the Company shall give prompt notice (the “Initial Notice”) to the Apollo Group, the GE Holder and the Management Holders, and such holders shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Initial Notice shall offer the Apollo Group, the Management Holders and the GE Holder, respectively, the right, subject to Section 5(b) (the “Piggyback Registration Right”), to register such number of shares of Registrable Securities as each such Holder may request and shall set forth (X) the anticipated filing date of such Registration Statement and (Y) the number of shares of Common Stock that is proposed to be included in such Registration Statement. Subject to Section 5(b), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Initial Notice has been given.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 5 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advise the Company that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company and all of the selling Apollo Group, GE Holder and Management Holders, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering shall be included in the following order:

(i) In the event of an exercise of any Registration Right by the Apollo Group or the GE Holder or any other Holder or Holders possessing such rights:

(1) first, the securities held by the Person(s) exercising such registration rights pursuant to Section 4 or pursuant to any other agreement containing demand registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration, provided, however, that in the case of an exercise by the Apollo Group of an Apollo Registration Request prior to (or in) a Qualified Public Offering, both the GE Holder and the Apollo Group shall be deemed to be a person exercising such registration rights;

(2) second, the securities held by the Apollo Group, the GE Holder and the Management Holders requested to be included in such registration pursuant to the terms of this Section 5, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration;

(3) third, the securities to be issued and sold by the Company in such registration; and

(4) fourth, the securities held by any other Persons requested to be included in such registration pursuant to the terms of this Section 5 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.

(ii) In all other cases:

(1) first, the securities to be issued and sold by the Company in such registration;

(2) second, the securities held by the Apollo Holder, the GE Holder and the Management Holders requested to be included in such registration pursuant to the terms of this Section 5 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration; and

(3) third, the securities held by all other Persons requesting their securities be included in such registration pursuant to the terms of this Section 5 or pursuant to any other agreement containing piggyback registration rights, pro rata based upon the number of Registrable Securities requested to be registered by each such Person in connection with such registration.

In the event that the managing underwriter or underwriters of such proposed Underwritten Offering determine that participation in such Underwritten Offering by a particular Stockholder or group of Stockholders would be likely to adversely affect such Underwritten Offering, such Stockholder or Stockholders shall not participate in such Underwritten Offering, provided that the Apollo Group shall use reasonable efforts to ensure that the GE Holder is treated no less favorably than the Apollo Group in connection therewith so as to give effect to the pro rata principles reflected above in this Section 5(b).

(c) Lock-ups.

(i) Prior to or in connection with a Qualified Public Offering, if the Company shall register shares of Common Stock under the Securities Act for sale to the public (a “Public Offering”), no Other Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company. In addition, if requested by the managing underwriter(s), in connection with the initial Public Offering, all Holders shall enter into a customary lock-up agreement with the managing underwriter(s). In connection with an underwritten Public Offering following a Qualified Public Offering, no Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company, for such period as shall be required by the managing underwriter of such Public Offering. For the avoidance of doubt, the GE Holder will not be obligated to enter into or accept any lock-up agreement unless the Apollo Group enters into or accepts a lock-up agreement providing for substantially the same restrictions.

(ii) In connection with the initial Public Offering, the Management Holders shall agree with the Company to lock-up their shares of Common Stock for a period of one year from and after the completion of such initial Public Offering, subject to customary exceptions in the Company’s discretion.

(d) Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement, provided that the Company shall promptly notify each Holder who was to participate in such offering in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such unfilled or withdrawn Registration Statement and no Holder shall be deemed to have made a Registration Request with respect to the unfilled or withdrawn Registration Statement. Except as provided in Section 4(g), the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and provides the questionnaires, powers of attorney (which, in the case of GE, shall be customary and shall be strictly limited to administrative matters required to complete the Underwritten Offering in an efficient manner), customary indemnities, underwriting agreements, lock-ups (subject to Section 5(c) above) and other documents required for such underwriting arrangements. Nothing in this Section 5(e) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Expenses. The Company will pay all registration fees and other reasonable expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5; provided, that each Holder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and that all Holders as a group shall be entitled to a single counsel (at the Company’s expense) to be selected by the Apollo Group.

(g) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors, employees and representatives and each Person who controls (within the meaning of the Securities Act) such selling Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.

(ii) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and representatives and each Person who controls the company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any statement or affidavit furnished in writing by such selling Holder to the Company expressly for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation and any indemnification shall be several and not joint. The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within twenty (20) business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within twenty (20) business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense or a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 5(g) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under Federal or state or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses g(i) and g(ii) is unavailable to an indemnified party or insufficient to hold such indemnified party harmless as contemplated by the preceding clauses g(i) and g(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities under this Section 5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation.

Section 6. Repurchase Rights.

(a) Company Call Rights.

(i) In the event that, prior to the consummation of a Qualified Public Offering, a Senior Management Holder’s employment is terminated by the Company or, if applicable, an Affiliate thereof, for Cause then the Company (or at its option, any of its Subsidiaries) shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such Senior Management Holder (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any Common Stock then issuable upon exercise of any Options held by such Senior Management Holder) in accordance with this Section 6 for the lesser of (i) Original Cost and (ii) Fair Market Value. If Fair Market Value was determined at any time during the twelve-month period prior to such closing date, the Fair Market Value as of such closing date shall be deemed to equal the most recent determination of Fair Market Value during such twelve-month period unless the Board, in its sole discretion, otherwise elects to recalculate the Fair Market Value as of such closing date. To the extent necessary to comply with Section 409A of the Code, with respect to shares of

Common Stock received by a Senior Management Holder upon exercise of any Options, the provisions of this Section 6(a)(i) shall cease to apply on the ten-year anniversary of the grant of such Options to such Management Holder.

(ii) In the event that, prior to the consummation of a Qualified Public Offering, a Senior Management Holder’s employment is terminated by such Senior Management Holder without Good Reason, then the Company (or at its option, any of its Subsidiaries) shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such Senior Management Holder (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any Common Stock then issuable upon exercise of any Options held by such Senior Management Holder) in accordance with this Section 6 for Fair Market Value. If Fair Market Value was determined at any time during the twelve-month period prior to such closing date, the Fair Market Value as of such closing date shall be deemed to equal the most recent determination of Fair Market Value during such twelve-month period unless the Board, in its sole discretion, otherwise elects to recalculate the Fair Market Value as of such closing date.

(iii) From and after a Bankruptcy Event with respect to any Senior Management Holder, the Company (or at its option, any of its Subsidiaries) shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such holder (including any shares of Common Stock received upon a distribution of any deferred compensation plan or any Common Stock issuable upon exercise of any Options held by any such Senior Management Holder) in accordance with this Section 6 for Fair Market Value.

(iv) Following the occurrence of any of the events set forth in Section 6(a)(i), 6(a)(ii), and 6(a)(iii) (each a “Repurchase Event”), the Company or any of its Subsidiaries may exercise its right of repurchase (a “Call Right”) until the date occurring ninety (90) days after the relevant Repurchase Event; provided, however, that (A) with respect to shares of Common Stock acquired by a Senior Management Holder after such Repurchase Event (whether by exercise of Options, distribution of shares from any equity compensation plan, deferred compensation plan or otherwise), the Company or any of its Subsidiaries may exercise its right to purchase such shares of Common Stock until the date occurring six (6) months after the acquisition of such shares of Common Stock by such Senior Management Holder, and (B) if the termination of employment giving rise to a Repurchase Event is due to death or Disability, the Company or any of its Subsidiaries may exercise its Call Right with respect to such Senior Management Holder until the date occurring 180 days after such Repurchase Event.

(b) Senior Management Holder Put Rights. If, prior to the consummation of a Qualified Public Offering, a Senior Management Holder’s employment by the Company, or if applicable, an Affiliate thereof, is terminated (i) by the Company or, if applicable, an Affiliate thereof, without Cause, or (ii) by such Senior Management Holder for Good Reason, then such Senior Management Holder shall have the right (a “Put Right”), to require the Company to purchase all (but not less than all) of such Senior Management Holder’s Common Stock (including any shares held by its Transferees) (such shares on each particular Put Right exercise date, the “Put Shares”) at Original Cost; provided that in no event shall a Put Right be exercised after the date which is ninety (90) days after the termination of such Senior Management Holder’s employment with the Company or, if applicable, an Affiliate thereof.

(c) The Apollo Group Repurchase Right. The Company or a Subsidiary thereof shall give written notice to the Apollo Group stating whether the Company or any Subsidiary will exercise such Call Rights pursuant to clause (a) above. If such notice states that the Company and its Subsidiaries will not exercise their Call Right for all or a portion of the shares of Common Stock then subject thereto, the Apollo Group shall have the right to purchase such shares of Common Stock not purchased by the Company or its Subsidiaries on the same terms and conditions as the Company and its Subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) such longer period as specified in subclauses (A) and (B) of Section 6(a)(iv), if applicable.

(d) Closing. The closing of any purchase of shares of Common Stock, pursuant to this Section 6 shall take place on a date designated by the Company, one of its Subsidiaries, or the Apollo Group, as applicable, in accordance with the applicable provisions of this Section 6; provided that, if necessary to avoid liability accounting, the closing with respect to a Senior Management Holder will be deferred until such time as the applicable Senior Management Holder has held the shares of Common Stock for a period of at least six (6) months and one day. The Company, one of its Subsidiaries, or the Apollo Group, as applicable, will pay for the shares of Common Stock purchased by it pursuant to this Section 6 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Senior Management Holder of the certificates representing such shares of Common Stock, duly endorsed for transfer to the Company, such Subsidiary or the Apollo Group, as applicable. The Company shall have the right to record such purchase on its books and records without the consent of the Senior Management Holder, so long as such transaction is consistent with the terms of this Agreement.

(e) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, (i) all purchases of shares of Common Stock by the Company, its Subsidiaries or the Apollo Group shall be subject to applicable restrictions contained in any federal, state or non-U.S. law; (ii) if any such restrictions prohibit or otherwise delay any purchase of shares of Common Stock which the Company, the Subsidiaries thereof or the Apollo Group is otherwise entitled or required to make pursuant to this Section 6, then the Company, the Subsidiaries thereof and the Apollo Group shall have the option to make such purchases pursuant to this Section 6 within thirty (30) days of the date that it is first permitted to make such purchase under the laws and/or agreements containing such restrictions; and (iii) the Company and its Subsidiaries shall not be obligated to effectuate any transaction contemplated by this Section 6 if such transaction would violate the terms of any restrictions imposed by agreements evidencing the Indebtedness of the Company or any of its Subsidiaries. In the event that any shares of Common Stock are sold by a Holder pursuant to this Section 6, the Holder, and such Holder’s successors, assigns or representatives, will take all reasonable steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Holder and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner. For the avoidance of doubt, in the event a repurchase is delayed pursuant to the terms of this Section 6(d), the determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares.

(f) Withholdings. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation, or may permit a Management Holder or Other Holder to elect to pay the Company any such required withholding taxes. If such Management Holder or the Other Holder so elects, the payment by such Holder of such taxes shall be a condition to the receipt of amounts payable to such Holder under this Agreement. The Company shall, to the extent permitted or required by law, have the right to deduct any such taxes from any payment otherwise due to such Management Holder or the Other Holder.

Section 7. The Board.

(a) Composition. As of the Closing, the Board will consist of four members (each such member of the Board, a “Director”) which shall consist of (i) one Director to be designated for election or appointment by the Apollo VCOC Holder (the “Apollo VCOC Designee”), and (ii) three Directors to be designated for election or appointment by the Apollo Group. Directors shall serve for the time periods set forth in the Company’s Certificate of Incorporation (the “Articles”) or By-Laws (the “By-Laws”). Without limiting the GE Holder’s rights pursuant to Section 7(b), the Board may increase or decrease its size in accordance with the provisions of the Articles and By-Laws. In the event that GE Holder intends to exercise its right pursuant to Section 7(b)(i) to designate a Director for election or appointment to the Board, it shall give the Company and the Apollo Group at least 10 Business Days prior written notice, and the Apollo Group shall designate an additional Director for election or appointment to the Board (in addition to the GE Designee) no later than the time the GE Designee shall be elected or appointed, it being understood and agreed that for as long as the Board shall have a GE Designee as a member, the Board shall consist of at least six Directors.

(b) GE Designee.

(i) The GE Holder shall have the right to designate one Director to be designated for election or appointment to the Board (the “GE Designee”) for so long as the GE Holder continues to own at least 50% of its Original Shares. Thereafter, the GE Holder shall have the right, for so long as the GE Holder continues to own at least 33 1/3% of its Original Shares, to appoint one representative (the “GE Representative”) to attend each meeting of the Board as a non-voting observer, whether such meeting is conducted in person or by teleconference. The Company shall cause the GE Representative to be provided with all communications and materials that are provided to the Directors generally, at the same time and in the same manner that such communication and materials are provided to such Directors. The rights of the GE Representative hereunder shall be subject to such representative entering to a confidentiality agreement reasonably acceptable to the Company.

(ii) So long as GE has the right to designate the GE Designee, and does so, the GE Holder may also have a board assistant (the “GE Board Facilitator”) to support the work of the GE Designee, including to facilitate preparation and planning for board meetings and implementation of Board decisions applicable to GE. The GE Board Facilitator shall have the right to attend, but not participate in, meetings of the Board, provided, however, that to the extent the Company deems it necessary in order to preserve attorney-client privilege or other similar privileges, or with respect to discussions involving highly-sensitive matters relating to the Company or its personnel, the Board may request that such GE Board Facilitator not attend such portions of a Board meeting.

(c) Removal and Replacement of the GE Designee. For so long as the GE Holder has the right to designate the GE Designee or the GE Representative, as applicable, pursuant to Section 7(b), (i) the GE Holder shall have the right to remove and replace the GE Designee or the GE Representative, as applicable, for any reason and at any time, and (ii) the Apollo Group shall not take any action to cause the removal of the GE Designee or the GE Representative, as applicable, except for Cause and in such event, the GE Holder shall have the right to designate a replacement GE Designee or GE Representative, as applicable. No delay by the GE Holder in designating the GE Designee and/or the GE Representative shall impair the GE Holder’s right to subsequently designate such GE Designee and/or GE Representative.

(d) Apollo VCOC Holder. The Apollo VCOC Holder shall have the right to designate the Apollo VCOC Designee for so long as the Apollo VCOC Holder continues to own any shares of Common Stock. For so long as the Apollo VCOC Holder has the right to designate the Apollo VCOC Designee, the Apollo VCOC Holder shall have the right to remove and replace the Apollo VCOC Designee for any reason and at any time. No delay by the Apollo VCOC Holder in designating the Apollo VCOC Designee shall impair the Apollo VCOC Holder’s right to subsequently designate such Apollo VCOC Holder.

(e) Implementation; Facilitation.

(i) Each of the parties to this Agreement agrees that it shall (and shall cause its Affiliates to) cooperate in facilitating any action described in or required by this Agreement, including by voting all of the shares of Common Stock under its control in support of such action. Without limiting the generality of the foregoing, each of the parties to this Agreement agrees that it shall (and shall cause its Affiliates to) vote its shares of Common Stock and any shares of Common Stock it holds proxies or powers of attorney with respect to or execute consents, as the case may be, and take all other necessary action (including nominating such designees and calling an annual or special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 7 and otherwise to give effect to the provisions of this Section 7. Each party shall vote its shares of Common Stock and any shares of Common Stock it holds proxies or powers of attorney with respect to, and shall take all other actions necessary, to ensure that the Articles and By-Laws facilitate and do not at any time conflict with any provision of this Agreement.

(ii) The Company agrees that it will (and will cause its officers and its Subsidiaries to) take all such action as shall be necessary (including by voting all shares of capital stock or other equity interests that it holds in each of its Subsidiaries, either in a meeting or in an action by written consent) to ensure that the articles of incorporation and by-laws or other applicable governing documents of each of its Subsidiaries are consistent with, and do not conflict with, any provision of this Agreement and that the boards of directors, general partners, managing members or other applicable governing body or persons for each such Subsidiary shall act in accordance with the provisions of this Agreement and that each Subsidiary board of directors or other applicable governing body is as set forth in Section 7.

Section 8. Voting Agreement.

(a) Each Other Holder (other than the GE Holder) hereby revokes any and all prior proxies or powers of attorney in respect of any of such Holder’s shares of Common Stock and constitutes and appoints Apollo Management VI, L.P., or any nominee of Apollo Management VI, L.P., with full power of substitution and resubstitution, at any time from the date hereof until the earlier of (i) the termination of this Agreement pursuant to Section 12(g) hereof (the “Term”) and (ii) the consummation of a Qualified Public Offering, as its true and lawful attorney and proxy (its “Proxy”), and in its name, place and stead, to vote each of such shares (whether such shares are currently held or may be acquired in the future by such Holder) as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company to the fullest extent permitted by applicable law. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

(b) No Proxies for or Encumbrances on Other Holders’ Shares. Except pursuant to the terms of this Agreement, during the Term and prior to a Qualified Public Offering, no Other Holder shall, without the prior written consent of Apollo Management VI, L.P., directly or indirectly, (i) grant any proxies (other than pursuant to Section 8(a) above) or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Common Stock held by such Holder or (ii) except as permitted pursuant to Section 2 or Section 3, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, the Common Stock or Options of any such Holder.

Section 9. Non-Solicitation; Non-Competition.

(a) Each Management Holder shall be bound by the non-competition and non-solicitation provisions contained in this Section 9, except that if any Management Holder is a party to a subscription agreement with the Company or any of its Subsidiaries which contains non-compete and non-solicitation provisions, such Management Holder shall only be bound by the non-compete and non-solicitation provisions contained in such subscription agreement and shall not be bound by the provisions of this Section 9.

(b) During the period commencing on the date hereof and ending on the date of the one year anniversary of the Management Holder’s termination of employment for any reason (such period, the “Restricted Period”), or such other period as may be set forth in the applicable provision of a Management Holder’s employment agreement with the Company, if any, the Management Holder shall not directly or indirectly (i) induce or attempt to induce any employee or independent contractor of the Company or any Affiliate of the Company (collectively, the “Affiliated Entities” and each such entity an “Affiliated Entity”) to leave the Company or such Affiliated Entity, or in any way interfere with the relationship between the Company or any such Affiliated Entity, on the one hand, and any employee or independent contractor thereof, on the other hand, (ii) hire any person who is an employee or independent contractor of the Company or any Affiliated Entity until twelve (12) months after such individual’s relationship with the Company or such Affiliated Entity has been terminated or (iii) induce or attempt to induce any customer (including former customers who were customers at any time during the 2-year period immediately prior to such inducement or attempted inducement), supplier, licensee or other business relation of the Company or any subsidiary of the Company to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any subsidiary, on the other hand.

(c) Each Management Holder acknowledges that, in the course of his employment with the Company and/or its Subsidiaries and their predecessors, he has become familiar, or will become familiar, with the Company’s and its Subsidiaries’ and their predecessors’ trade secrets and with other confidential information concerning the Company, its Subsidiaries and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, each Management Holder agrees that, during the Restricted Period, such Management Holder shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its Subsidiaries is engaged on the date of termination of such Management Holder’s employment or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which the Management Holder has been involved to any extent (other than de minimis) at any time during the 2 (two) year period ending with the date of termination of such Management Holder’s employment, in any locale of any country in which the Company or any of its subsidiaries conducts business. Notwithstanding the foregoing, it shall not be a violation of this Section 9(c) for the Management Holder to join a division or business line of a commercial enterprise with multiple divisions or business lines if such division or business line is not competitive with the businesses of the Company or any of the Affiliated Entities and does not otherwise provide material goods or services to any business or entity that directly or indirectly competes with the Company, provided that the Management Holder performs services solely for such non-competitive division or business line, and performs no functions on behalf of (and has no involvement with or direct or indirect responsibilities with respect to) businesses competitive with the businesses of the Company or any of the Affiliated Entities. For the avoidance of doubt, a commercial enterprise (or division or business line thereof) shall not be considered to be “competitive” with the businesses of the Company or any of the Affiliated Entities if such enterprise (1) is a non-silicone and non-quartz commercial enterprise; (2) does not produce, manufacture or otherwise distribute any silicone- or quartz-based products and (3) does not compete with the Company or any of the Affiliated Entities, provided that it shall be a violation of this Section 9(c) if a Management Holder undertakes or engages in activities during the Restricted Period at such commercial enterprise intended to produce or promote products or services that are intended to be directly competitive with the products or services of the Company or any of the Affiliated Entities. Nothing in this Section 9 shall prohibit any Management Holder from being a passive owner of not more than 4.9% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Management Holder has no active participation in the business of such corporation.

Section 10. Equal Treatment of the GE Holder; GE Preemptive Rights.

(a) For so long as the GE Holder holds any shares of Common Stock, except as otherwise provided in this Agreement, the Company shall treat the GE Holder equally with other holders of Common Stock, including the Apollo Group in its capacity as a common stockholder, with respect to any rights of such holders, including with respect to dividends and distributions made to the holders of shares of Common Stock.

(b) Until such time as the GE Holder no longer has the right to appoint a GE Designee or, if earlier, until the consummation of a Qualified Public Offering, the GE Holder shall have the right to participate, on a pro rata basis based on relative percentage of ownership of the Common Stock, in any subscription for shares of Common Stock or securities convertible into or exchangeable for Common Stock from the Company by the Apollo Group (other than with respect to repurchases of shares of Common Stock held by Management Holders), on the same terms, cash purchase price and subject to the same conditions as applied to the Apollo Group (a “Preemptive Event”). The Company shall give prompt notice to the GE Holder of any Preemptive Event, including the anticipated terms of such subscription, which the GE Holder shall have 10 Business Days to accept or reject, provided that in the event the GE Holder does not reply in such period, such offer shall be deemed rejected. The GE Holder acknowledges that such period may be shortened in exigent circumstances, provided that the Company shall provide as much notice as reasonably practicable in such circumstances.

Section 11. Notices.

In the event a notice or other document is required to be sent hereunder to the Company or to any Holder or the spouse or legal representative of a Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth below.

If to the Company:

Momentive Performance Materials Holdings Inc.

187 Danbury Road,

Wilton, Connecticut 06897

Facsimile: (203) 761-1991

Attention: General Counsel

If to the Apollo Group:

Apollo Management, LP

9 West 52nd Street, 43rd Floor

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Stan Parker

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: Andrew J. Nussbaum, Esq.

If to the GE Holder:

GE Capital Equity Investments, Inc.

201 Merritt 7

1st Floor

PO Box 4800

Norwalk, Connecticut 06856-1056

Facsimile: (203) 956-4259

Attention: Account Manager – Momentive

with a copy (which shall constitute notice) to:

General Electric Capital Corporation

201 Merritt 7

1st Floor

PO Box 4800

Norwalk, Connecticut 06856-1056

Facsimile: (203) 956-4259

Attention: GE Equity General Counsel

and

Allen & Overy LLP

1221 Avenue of the Americas

New York, New York 10020

Facsimile: (212) 610-6399

Attention: Eric S. Shube, Esq.

If to any Management Holder: to the address set forth with respect to such Management Holder in the Company’s records.

All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party hereto when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below. The Company, any Holder or any spouse or legal representative of a Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth in this Section shall be effective for all purposes.

Section 12. Miscellaneous Provisions.

(a) Each Other Holder that is an entity that was formed for the sole purpose of acquiring shares of Common Stock or that has no substantial assets other than the shares of Common Stock or interests in shares of Common Stock agrees that (a) certificates of shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Common Stock as if such common stock or other equity interests were shares of Common Stock and (b) no such shares of common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were shares of Common Stock.

(b) No Holder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Holders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any securities of the Company in a manner inconsistent with this Agreement.

(c) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(d) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(e) This Agreement shall be binding upon the Company, the Apollo Group, the GE Holder, the Management Holders, any other Holders, any spouses of individual Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

(f) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Apollo Group; provided, however, that if an amendment or waiver would disproportionately adversely affect the rights or obligations of (i) the Management Holders as a group, such instrument in writing shall also require the signatures of Management Holders who hold at least a majority of the outstanding shares of Common Stock owned by all Management Holders as of the date of such amendment or waiver, or (ii) the GE Holder, such instrument in writing shall also require the signature of the GE Holder. Notwithstanding the foregoing, if the Company issues a new class of capital stock, the Company may in good faith amend the terms of this Agreement to reflect such issuance and apply the terms of this Agreement to such new class of capital stock so long as such amendment does not disproportionately adversely affect the GE Holder.

(g) This Agreement shall terminate automatically upon the earlier to occur of: (i) the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or in another jurisdiction), or (ii) the consummation of a Control Disposition; provided, however, that if Registrable Securities have been registered pursuant to Sections 4 or 5 hereof prior to such termination, Section 5(g) shall survive such termination.

(h) Any Holder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall have no further rights hereunder other than rights to indemnification under Section 5, if applicable (it being understood and agreed, for the avoidance of doubt, that the obligations and restrictions under Section 9 hereof shall continue to apply to a Management Holder after such disposition in accordance with the terms of Section 9).

(i) The spouses of the individual Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock or other Company securities they may now or hereafter own, and agree that the termination of their marital relationship with any Holder for any reason shall not have the effect of removing any Common Stock or other securities of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

(j) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(k) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(l) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(m) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(n) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(o) No course of dealing between the Company, its Subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(p) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY

(RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE, APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(q) Except as otherwise expressly provided herein, this Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(r) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(s) If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

(t) No officer or director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

(u) In the event of any amendment or material waiver of this Agreement, the Company shall provide the Holders with a written notice of such amendment or waiver, with such notice conforming to the requirements set forth in Section 11 above. A copy of this Agreement and of all amendments hereto shall be filed and maintained at the principal offices of the Company.

(v) In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Common Stock, such additional shares of Common Stock, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(w) Notwithstanding anything to the contrary contained herein, but subject to Section 3, the Apollo Group may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates and the GE Holder may assign its rights and obligations, in whole or in part, under this Agreement to one or more controlled Affiliates of GE if a Disposition to such controlled Affiliate(s) would be permitted by (and subject to the same terms and conditions as) Section 3(a).

*    *    *    *    *

This Agreement is executed by the Company and by each Holder and spouse of each Management Holder to be effective as of the date first above written.

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.

By:	/s/ Steve Delarge
Name:	Steve Delarge
Title:	Chief Financial Officer

AP MOMENTIVE HOLDINGS LLC

By:	/s/ Scott Kleinman
Name:	Scott Kleinman
Title:	Vice President

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ Scott Kleinman
Name:	Scott Kleinman
Title:	Vice President

GE CAPITAL EQUITY INVESTMENTS, INC.

By:	/s/ Sherwood P. Dodge
Name:	Sherwood P. Dodge
Title:	Senior Managing Director

This Agreement is executed by the Company and by each Holder and spouse of each Management Holder to be effective as of the date first above written.

Name of Holder: [NAME]

Name of Spouse:

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Securityholders Agreement dated as of the Original Issue Date, a copy of which is attached hereto (the “Securityholders Agreement”), by the transferee or the recipient of an issuance by the Company, as applicable, (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of Momentive Performance Materials Holdings Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Securityholders Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Securityholders Agreement and are used herein with the same meanings set forth therein.

2. Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Securityholders Agreement, pursuant to the terms thereof, (ii) hereby adopts the Securityholders Agreement with the same force and effect as if he or it were originally a party thereto and (iii) agrees that Transferee shall be deemed to be a [insert one or more of “Management Holder,” “GE Holder,” “Other Holder” or “Holder,” as applicable] for purposes of the Securityholders Agreement.

3. Notice. Any notice required as permitted by the Securityholders Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4. Law. THIS ADOPTION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

5. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Securityholders Agreement, to the terms of the Securityholders Agreement.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this Adoption Agreement as of the date written below.

Date:                          ,

[NAME]

By:
Name:
Title:

Address for Notices:

Exhibit A-2